UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 18, 2006
                                                         ----------------


                               SE FINANCIAL CORP.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


         Pennsylvania                   0-50684                  57-1199010
--------------------------------------------------------------------------------
(State or other jurisdiction          (Commission              (IRS Employer
       of incorporation)              File Number)           Identification No.)


1901-03 East Passyunk Avenue, Philadelphia, Pennsylvania            19148
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (215) 468-1700
                                                           --------------

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act

                               SE FINANCIAL CORP.
                    INFORMATION TO BE INCLUDED IN THE REPORT

                            Section 8 - Other Events

Item 8.01  Other Events.

     The Registrant is filing this Current Report on Form 8-K to report on certain loans held by its wholly-owned subsidiary, St. Edmond's Federal Savings Bank (the "Bank").

1. The Bank has determined a $1.3 million construction loan that was downgraded to substandard during the quarter ended April 30, 2006 to now be impaired. As previously disclosed, the increase in the provision for loan losses for the nine months ended July 31, 2006 to $368.2 thousand, as compared to $96.4 thousand for the nine months ended July 31, 2005, was attributable to the downgrade of this loan as well as growth of the loan portfolio. The Bank has filed to sell at sheriff's sale all properties that are the subject of the collateral for this loan and is seeking collection on the borrower's personal guarantee. An additional reserve of $330,000 for this loan has been established and this amount will be reflected in the provision for loan losses for the quarter ending October 31, 2006. The current total reserve for this loan is approximately $460,000. There can be no assurance, however, that additional provisions relating to this loan will not be necessary.

2. The Bank has downgraded three participation loans to the same borrower from special mention to substandard. The aggregate balance of the Bank's three participation interests in loans to this borrower is $1.5 million. These loans are secured by 58 properties, and the borrower has begun to liquidate the properties securing the loans in order to service the principal and interest payments. The Bank has confirmed that the lead bank on these participation loans is also considering a classification of substandard. Additional reserves of $119,000 for these loans have been established and this amount will be reflected in the provision for loan losses for the quarter ending October 31, 2006. There can be no assurance, however, that additional provisions relating to these loans will not be necessary.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SE FINANCIAL CORP.

Date: October 18, 2006                      By:  /s/Douglas P. Moore
                                                 -------------------------------
                                                 Douglas P. Moore
                                                 Chief Financial Officer